Exhibit 99.1
News Release

For immediate release	For more information contact:
July 28, 2016	Jeff Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for the
Second Quarter and Six Months ended June 30, 2016

•Announces second quarter revenue growth of 106 percent year over year
•Confirms financial guidance for 2016
•Announces a regular quarterly cash dividend of $0.05 cents per share

Suwanee, GA. - July 28, 2016 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the second quarter and six months ended June 30, 2016.
Total revenues for the 2016 second quarter were $32.1 million, an increase of 106 percent compared to the prior year’s second quarter revenues of $15.5 million.
Net income for the 2016 second quarter was $1.0 million, or $0.05 per diluted share, or $0.06 per diluted share from the same period in the prior year. Adjusted net income for the 2016 second quarter was $1.8 million, or $0.09 per diluted share, compared to $1.4 million, or $0.07 per diluted share from the same period in the prior year.
Adjusted EBITDA for the 2016 second quarter was $4.2 million, compared to $2.0 million in the prior year second quarter.
Total revenues for the six months ended June 30, 2016 were $63.2 million, an increase of 115 percent compared to the prior year’s revenues for the first six months of $29.4 million.
Net income for the six months ended June 30, 2016 was $12.6 million, or $0.63 per diluted share, compared to net income of $1.8 million, or $0.09 per diluted share in same period in the prior year. Adjusted net income for the six months ended June 30, 2016 was $3.2 million, or $0.16 per diluted share, compared to adjusted net income of $1.7 million, or $0.09 per diluted share in same period in the prior year.
Adjusted EBITDA for the six months ended June 30, 2016 was $7.9 million, compared to $2.8 million in the same period in the prior year. A reconciliation of adjusted net income and adjusted EBITDA is provided later in this release.
The results for the quarter and six months ended June 30, 2016 include the results of the recent acquisition of DMS Health, which closed on January 1, 2016.
Digirad President and CEO Matt Molchan said, “I am very pleased with our results this quarter. With the recent acquisition of DMS Health, we have more than doubled our year over year revenues, and our bottom line results are right in line with our expectations. We continue to believe that the acquisition of DMS Health is a very compelling and strategic acquisition for Digirad, adding scale, diversity and further services to Digirad as a premier provider of healthcare solutions. In addition, all our existing core businesses are performing well and in line with our expectations, ending a very solid quarter.”
Molchan continued, “Our integration efforts for DMS Health are going well, and we are on track to complete most major integration activities by the end of the year. Based on the performance of our businesses so far this year and the results of our integration efforts, we feel very confident we will achieve our full year guidance.”
The Company also announced a cash dividend of $0.05 cents per share that will be paid on August 29, 2016, to shareholders of record on August 17, 2016.
2016 Financial Guidance
The Company reaffirms its previously announced fiscal year 2016 financial guidance of revenues between $125 million and $130 million, non-GAAP adjusted EBTIDA between $17 million and $18 million, and adjusted diluted earnings per share of between $0.30 and $0.35.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on July 28, 2016 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com/events.cfm; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income,” “adjusted net income per diluted share,” and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, transaction and integration costs associated with DMS Health Technologies, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2016.

About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and medical equipment and services, including diagnostic imaging and patient monitoring, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015

Revenues:
Services	$24,666	$12,179	$48,671	$22,742
Product and product-related	7,424	3,368	14,576	6,645
Total revenues	32,090	15,547	63,247	29,387
Cost of revenues:
Services	19,179	9,213	37,685	17,719
Product and product-related	3,146	1,567	6,732	3,253
Total cost of revenues	22,325	10,780	44,417	20,972

Gross profit	9,765	4,767	18,830	8,415
Total gross profit percentage	30.4%	30.7%	29.8%	28.6%
Services gross profit percentage	22.2%	24.4%	22.6%	22.1%
Product and product-related gross profit percentage	57.6%	53.5%	53.8%	51.0%

Operating expenses:
Marketing and sales	2,837	1,268	5,462	2,478
General and administrative	4,878	2,203	11,292	4,371
Amortization of intangible assets	578	133	1,157	238
Total operating expenses	8,293	3,604	17,911	7,087

Income from operations	1,472	1,163	919	1,328

Other (expense) income:
Other (expense) income, net	(58)	—	14	—
Interest expense, net	(379)	(1)	(750)	(1)
Total other expense	(437)	(1)	(736)	(1)

Income before income taxes	1,035	1,162	183	1,327
Income tax (expense) benefit	(37)	(65)	12,424	515
Net income	$998	$1,097	$12,607	$1,842

Net income per share:
Basic	$0.05	$0.06	$0.65	$0.10
Diluted	$0.05	$0.06	$0.63	$0.09
Dividends declared per common share	$0.05	$0.05	$0.10	$0.10

Weighted average shares outstanding – basic	19,529	19,263	19,489	19,036
Weighted average shares outstanding – diluted	20,038	19,726	19,991	19,511

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$3,284	$15,868
Securities available-for-sale	2,259	3,227
Accounts receivable, net	14,067	7,274
Inventories, net	5,806	4,381
Restricted cash	233	233
Other current assets	3,441	764
Total current assets	29,090	31,747
Property and equipment, net	32,019	6,252
Intangible assets, net	12,783	3,079
Goodwill	6,819	2,897
Deferred tax assets	26,804	18,578
Restricted cash	1,892	—
Other assets	1,131	1,560
Total assets	$110,538	$64,113

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,480	$1,369
Accrued compensation	4,875	2,453
Accrued warranty	195	213
Deferred revenue	3,583	1,673
Current portion of long-term debt	5,358	—
Other current liabilities	4,418	2,998
Total current liabilities	23,909	8,706
Long-term debt, net of current portion	19,240	—
Other liabilities	2,038	1,252
Total liabilities	45,187	9,958

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Treasury stock	(5,728)	(5,728)
Additional paid-in capital	152,472	153,860
Accumulated other comprehensive loss	(263)	(240)
Accumulated deficit	(81,132)	(93,739)
Total stockholders’ equity	65,351	54,155
Total liabilities and stockholders’ equity	$110,538	$64,113

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015

Net income	$998	$1,097	$12,607	$1,842
Acquired intangible amortization	578	130	1,157	233
Acquisition related contingent consideration valuation adjustment(1)	(3)	(173)	(3)	(173)
Transaction and integration costs of DMS Health Technologies(2)	171	283	1,621	308
Income tax items(3)	67	51	(12,207)	(536)
Non-GAAP Adjusted net income	$1,811	$1,388	$3,175	$1,674

Net income per share - diluted(4)	$0.05	$0.06	$0.63	$0.09
Acquired intangible amortization	0.03	0.01	0.06	0.01
Acquisition related contingent consideration valuation adjustment(1)	—	(0.01)	—	(0.01)
Transaction and integration costs of DMS Health Technologies(2)	0.01	0.01	0.08	0.02
Income tax items(3)	—	—	(0.61)	(0.03)
Non-GAAP Adjusted net income per share - diluted(4)	$0.09	$0.07	$0.16	$0.09

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2016	2015	2016	2015

Net income	$998	$1,097	$12,607	$1,842
Acquisition related contingent consideration valuation adjustment(1)	(3)	(173)	(3)	(173)
Transaction and integration costs of DMS Health Technologies(2)	171	283	1,621	308
Depreciation and amortization	2,383	598	4,848	1,086
Stock-based compensation	257	141	480	285
Interest income	(4)	(11)	(8)	(22)
Interest expense	383	12	758	23
Income tax expense (benefit)	37	65	(12,424)	(515)
Non-GAAP Adjusted EBITDA	$4,222	$2,012	$7,879	$2,834

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies. Three and six months ended June 30, 2015 has been reclassified from previously reported amounts to reflect this adjustment.
(3) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments, and release of previously reserved net operating loss carryforwards.
(4) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016

Net income	$1,097	$19,120	$678	$11,609	$998
Acquired intangible amortization	130	131	131	577	578
Acquisition related contingent consideration valuation adjustment(1)	(173)	—	113	—	(3)
Investment impairment loss(2)	—	—	278	—	—
Transaction and integration costs of DMS Health Technologies(3)	283	435	595	1,450	171
Income tax items(4)	51	(18,163)	(446)	(12,333)	67
Non-GAAP Adjusted net income	$1,388	$1,523	$1,349	$1,303	$1,811

Net income per share - diluted(5)	$0.06	$0.97	$0.03	$0.58	$0.05
Acquired intangible amortization	0.01	0.01	0.01	0.03	0.03
Acquisition related contingent consideration valuation adjustment(1)	(0.01)	—	0.01	—	—
Investment impairment loss(2)	—	—	0.01	—	—
Transaction and integration costs of DMS Health Technologies(3)	0.01	0.02	0.03	0.07	0.01
Income tax items(4)	—	(0.92)	(0.02)	(0.62)	—
Non-GAAP Adjusted net income per share - diluted(5)	$0.07	$0.08	$0.07	$0.07	$0.09

	Three Months Ended
(in thousands)	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016

Net income	$1,097	$19,120	$678	$11,609	$998
Acquisition related contingent consideration valuation adjustment(1)	(173)	—	113	—	(3)
Investment impairment loss(2)	—	—	278	—	—
Transaction and integration costs of DMS health Technologies(3)	283	435	595	1,450	171
Depreciation and amortization	598	665	690	2,465	2,383
Stock-based compensation	141	165	166	223	257
Interest income	(11)	(10)	(7)	(5)	(4)
Interest expense	12	21	19	375	383
Income tax expense (benefit)	65	(18,183)	(425)	(12,461)	37
Non-GAAP Adjusted EBITDA	$2,012	$2,213	$2,107	$3,656	$4,222

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects impairment loss related to investment in Perma-Fix Medical. Total amount consists of impairment of a Supply Agreement entered into between the two parties and a loss related to the initial excess of the transaction price over fair value.
(3) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies. Three and six months ended June 30, 2015 has been reclassified from previously reported amounts to reflect this adjustment.
(4) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments, and release of previously reserved net operating loss carryforwards.

(5) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.